Exhibit 9.2

THIS DEED OF TERMINATION (this “Deed”) is made on this 25th day of July 2025.

BETWEEN:

(1)	LIM HENG HAI (NRIC No. S7721609Z) of 669C Jurong West Street 64 #12-68, Singapore 643669 (“Party A”); and

(2)	RONALD VONG CHIN HUA (NRIC No. S8464906F) of 648 Woodlands Ring Road #09-54, Singapore 730648 (“Party B”);

(each a “Party”, and collectively, the “Parties”).

WHEREAS:

A.	The Parties had entered into a concert party deed dated 4th December 2024 (the “CPD”) to confirm and record the mutual understanding and agreement among the Parties with respect to the development and management of, and the benefits generated or generated from, the business of TechCreate Group Ltd. (the “Holdco” together with all subsidiaries of the Holdco, the “Group”).

B.	Following discussions and notwithstanding any provision in the CPD, the Parties have mutually agreed to terminate the CPD on the terms and subject to the conditions of this Deed.

NOW, THEREFORE, for and in consideration of the mutual promises and undertakings contained herein, the Parties agree as follows:

1.	INTERPRETATION

1.1	In this Deed, unless otherwise defined, expressions defined in the CPD and used in this Deed shall have the meaning set out in the CPD.

2.	TERMINATION OF THE CPD

2.1	Notwithstanding anything to the contrary in the CPD and subject to the terms and conditions in this Deed, the Parties mutually agree and declare that the CPD shall, with effect from 25 July 2025 (the “Termination Date”), be terminated in its entirety pursuant to which all terms thereto, shall immediately cease to bind the Parties and all rights conferred and obligations binding on each Party under the CPD shall automatically terminate.

2.2	Save for such rights and obligations as expressly provided in this Deed, each Party shall, with effect from the Termination Date, release and discharge the other Parties from the further observance and performance of, and from any and all outstanding liabilities and obligations (whether actual or contingent) in respect of, arising out of or in connection with the CPD, and agrees and irrevocably undertakes not to assert or make any claim or take any legal proceedings relating to any such obligations or liabilities against the other Party, and expressly waives and agrees to waive all its rights and remedies available to it at law, in equity or otherwise, relating to any such obligations and liabilities against the other Party, whether arising before, on or after the date of this Deed, and in each case whether presently known to the Parties.

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3.	REPRESENTATIONS AND WARRANTIES

As of the Termination Date, each Party represents, warrants and undertakes to each of the other Parties and their successors in title and assigns that:

3.1	it has the power to enter into, execute and deliver this Deed and to perform its obligations and the transactions contemplated hereby;

3.2	the execution and delivery by such Party of this Deed and the performance by such Party of its obligations and the transactions contemplated hereunder has been duly authorised by all necessary corporate or other action of such Party and does not:

a.	infringe or constitute a default under any directive, instrument, contract document or agreement to which it is a party or by which it is bound (whether in Singapore or elsewhere); or

b.	result in a breach of any order, judgment or decree of, or undertaking to, any court, governmental or statutory authority, agency or regulatory body or its equivalent by which it is bound; and

3.3	all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or licence or the making of any filing or registration) in order to enable it to lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and to ensure that those obligations are legally binding and enforceable, have been taken, fulfilled and done.

4.	CONFIDENTIALITY

4.1	Each Party undertakes that it shall not at any time disclose to any person the terms of the CPD, the circumstances giving rise to its termination or the terms of this Deed (“Confidential Information”), except as permitted by Clause 4.2.

4.2	Each Party may disclose the Confidential Information:

(a)	to its employees, officers, representatives or advisers who need to know such information for the purposes of exercising the Party’s rights or carrying out its obligations under or in connection with the CPD or this Deed. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses the Confidential Information comply with this Clause 4; and

(b)	as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

4.3	No Party shall use any Confidential Information for any purpose other than to exercise its rights and perform its obligations under or in connection with the CPD or this Deed.

5.	ENTIRE AGREEMENT

This Deed (and the agreements and documents referred to herein) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Deed, and supersedes and cancels in all respects all previous agreements and undertakings between the Parties with respect to the subject matter hereof whether such be written or oral.

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6.	ASSIGNMENT

No Party shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare or dispose of any right or interest in it without the prior written consent of the other Party.

7.	VARIATIONS

7.1	No variation of this Deed (or of any of the documents referred to in this Deed) shall be valid unless it is in writing and signed by or on behalf of each Party.

7.2	The expression “variation” shall include any amendment, supplement, deletion or replacement however effected.

8.	RELEASE AND INDULGENCE

Any liability of any Party may in whole or in part be released, compounded or compromised by time or indulgence given by the one Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Party.

9.	WAIVER

No failure to exercise and no delay in exercising on the part of one Party of any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude the enforcement of any other right, power or privilege nor shall the waiver of any breach of any provision herein be taken or held to be a waiver of any subsequent breach of any such provision or be a waiver of the provision itself. Any waiver to be effective must be in writing.

10.	COUNTERPARTS

This Deed may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.	SEVERABILITY AND ILLEGALITY

If any provision of this Deed is interpreted by any governmental authority to be illegal or invalid under any applicable law, that provision will be fully severable and this Deed shall be construed as if that provision had never been part of this Deed. The remaining provisions of this Deed will remain in full force and effect and will not be affected by the illegal or invalid provision or its severance.

12.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Deed.

13.	FURTHER ASSURANCE

Each Party shall do and execute or procure to be done and executed all acts, documents and things reasonably within its power to implement this Deed.

14.	GOVERNING LAW AND JURISDICTION

This Deed shall be governed by and construed in all respects in accordance with the laws of Singapore. The Parties hereby irrevocably agree to submit to the exclusive jurisdiction of the courts of Singapore in all matters arising in connection with this Deed.

[Signature pages to follow]

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EXECUTED and DELIVERED as a deed on the date first above written:

SIGNED, SEALED AND DELIVERED by
LIM HENG HAI
in the presence of:	Lim Heng Hai

/s/ Wang Yingzheng
Name of Witness: Wang Yingzheng
Identification No. of Witness: S8632937I

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SIGNED, SEALED AND DELIVERED by
RONALD VONG CHIN HUA
in the presence of:	Ronald Vong

/s/ Pook Lik Yun
Name of Witness: Pook Lik Yun
Identification No. of Witness: S8364072C

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